AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

THIS Amendment NO. 1 to distribution agreement (this “Amendment”), effective as of March 6, 2023, by and between Capitol Series Trust, a statutory trust organized under the laws of the state of Ohio (the “Trust”), on behalf of each series listed on Exhibit A to the Agreement, each a series of the Trust (the “Funds”), Fuller & Thaler Asset Management, Inc., a California corporation, the investment adviser to the Funds (the “Adviser”), and Ultimus Fund Distributors, LLC, an Ohio limited liability company (the “Distributor”).

WHEREAS, the Trust, the Adviser, and the Distributor are parties to that certain Distribution Agreement effective December 31, 2019, by and between the Trust, the Adviser, and the Distributor (the “Agreement”).

WHEREAS, the Trust has requested that Distributor amend the Agreement to add Fuller & Thaler Behavioral Mid-Cap Equity Fund, a new series of the Trust, and Distributor has agreed to do so.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendment.

(a)	Exhibit A hereby is deleted in its entirety and replaced with Exhibit A attached hereto, as the same may be amended from time to time.

2.       Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

CAPITOL SERIES TRUST, on behalf of the Funds listed on Exhibit A

By: /s/ Matthew J. Miller

Name: Matthew J. Miller

Title: President

ULTIMUS FUND DISTRIBUTORS, LLC

By: /s/ Kevin Guerette

Name: Kevin Guerette

Title:    President

FULLER & THALER ASSET MANAGEMENT, INC.

as to Section 2.5 of the Agreement

By: /s/ Ed Stubbins

Name: Ed Stubbins

Title: Partner

EXHIBIT A

TO THE DISTRIBUTION AGREEMENT AMONG CAPITOL SERIES TRUST,

ULTIMUS FUND DISTRIBUTORS, LLC AND FULLER & THALER ASSET MANAGEMENT, INC.

FUND PORTFOLIOS

Fuller & Thaler Behavioral Small-Cap Equity Fund

Fuller & Thaler Behavioral Small-Cap Growth Fund

Fuller & Thaler Behavioral Mid-Cap Value Fund

Fuller & Thaler Behavioral Unconstrained Equity Fund

Fuller & Thaler Behavioral Small-Mid Core Equity Fund

Fuller & Thaler Behavioral Micro-Cap Equity Fund

Fuller & Thaler Behavioral Mid-Cap Equity Fund